Exhibit 4.5

SIXTH SUPPLEMENTAL JUNIOR SUBORDINATED INDENTURE1

DATED AS OF [•], 2021

BETWEEN

LINCOLN NATIONAL CORPORATION

AS ISSUER

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(AS SUCCESSOR IN INTEREST TO

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,

BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION AND

THE FIRST NATIONAL BANK OF CHICAGO)

AS TRUSTEE

[1]	To be modified, as necessary, to conform to the results of the consent solicitations to the extent the requisite consents are not obtained to the 7.00% Capital Securities due 2066.

SIXTH SUPPLEMENTAL JUNIOR SUBORDINATED INDENTURE, dated as of [•], 2021 (the “Sixth Supplemental Subordinated Indenture”), between Lincoln National Corporation, a corporation duly organized and existing under the laws of the State of Indiana (the “Company”), as issuer, and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association, Bank One Trust Company, National Association and The First National Bank of Chicago), as trustee (the “Trustee”), supplementing the Junior Subordinated Indenture, dated as of May 1, 1996 (the “Base Indenture”) and the Third Supplemental Junior Subordinated Indenture, dated as of May 17, 2006, between the Company, as issuer, and the Trustee (the “Third Supplemental Subordinated Indenture”) pursuant to which the Company issued the 7.00% Capital Securities due 2066 (the “Capital Securities”), which were in the form of junior subordinated debentures.

WHEREAS, the Company executed and delivered the Base Indenture to provide for the future issuance of the Company’s junior subordinated debentures, notes or other evidence of indebtedness to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture;

WHEREAS, the Company executed and delivered the Third Supplemental Subordinated Indenture (together with Base Indenture, the “Indenture”) to provide for the establishment of the Capital Securities in the form of junior subordinated debentures, the form and substance of such Capital Securities and the terms, provisions and conditions thereof set forth as provided in the Indenture;

WHEREAS, pursuant to a Prospectus, dated [•], 2021 (the “Offer to Exchange”), the Company has offered to exchange (the “Exchange Offer”), upon the terms and conditions set forth in the Prospectus, any and all of the Capital Securities for Floating Rate Subordinated Notes due 2066 issued by the Company with the terms, provisions and conditions thereof set forth in the Prospectus;

WHEREAS, in connection with the Exchange Offer, the Company solicited consents (the “Consents”, and such solicitation, the “Consent Solicitation”) of holders of Capital Securities to the amendments to the Indenture and the terms of the Capital Securities contained in this Sixth Supplemental Junior Subordinated Indenture (the “Amendments”);

WHEREAS, as of the date hereof, the holders of not less than a majority in principal amount of the Outstanding (as defined in the Indenture) Capital Securities have consented to the Amendments and validly tendered their Capital Securities in the Exchange Offer; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Sixth Supplemental Junior Subordinated Indenture, and all actions required or necessary pursuant to the Section 9.2 of the Indenture to make this Sixth Supplemental Junior Subordinated Indenture a valid instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this Sixth Supplemental Subordinated Indenture has been duly authorized by the Company.

NOW, THEREFORE, it is hereby agreed between and among the Company and the Trustee as follows:

SECTION 1. This Sixth Supplemental Junior Subordinated Indenture shall become effective as of the date hereof.

SECTION 2. Solely as it relates to the Capital Securities, the Indenture is hereby amended as follows:

2.1 Section 4.3 (“Trigger Events”), Section 6.3 (“Obligation to Effect Certain Sales of Qualifying Securities; Alternative Coupon Satisfaction Mechanism”) and Article XI (“Limitation on Claims”) set forth in the Third Supplemental Indenture are hereby deleted in their entirety and replaced with “[Reserved]”, in each case, in lieu thereof.

2.2 The heading of Article IV is hereby amended and restated in its entirety as follows:

“ARTICLE IV

OPTIONAL DEFERRAL OF INTEREST”

2.3 Section 4.1 (“Optional Deferral of Interest”) set forth in the Third Supplemental Indenture is hereby amended and restated in its entirety as follows:

“Section 4.1 Optional Deferral of Interest.

So long as no Event of Default has occurred and is continuing under the Indenture, the Company may elect at any time during the term of the Capital Securities, and from time to time, to defer one or more payments of interest on such Capital Securities (an “Optional Deferral” and any such deferred interest, “Optionally Deferred Interest”) for up to five years. During any Optional Deferral (an “Optional Deferral Period”), the Company may pay Optionally Deferred Interest out of any source of funds. Optionally Deferred Interest will continue to accrue and compound quarterly on each Interest Payment Date, to the extent permitted by applicable law, at the applicable Coupon Rate. Additionally, during any Optional Deferral Period, the restrictions on payment by the Company of dividends and other distributions on capital stock pursuant to Section 6.2 hereof will apply. There is no limit on the number of Optional Deferral Periods that the Company may begin.”

2.4 Section 4.2 (“Notices of Deferral and Trigger Period”) set forth in the Third Supplemental Indenture is hereby amended and restated in its entirety as follows:

“Section 4.2 Notices of Deferral.

The Company shall provide a notice of any Optional Deferral no more than sixty and no fewer than fifteen days prior to the relevant Interest Payment Date. A notice of Optional Deferral, once given, will be irrevocable and the deferral of payments on the related Interest Payment Date will be considered an Optional Deferral.”

2.5 Clauses (a) and (b) of Section 5.1 (“Events of Default”) set forth in the Third Supplemental Indenture are hereby amended and restated in their entirety as follow:

“(a) Section 5.1 of the Base Indenture is hereby amended and supplemented with respect to the Capital Securities by deleting clauses (1) and (3) thereof and adding the following additional Events of Default:

(i) default for thirty calendar days in the payment of any interest on the Capital Securities when it becomes due and payable (whether or not such payment is prohibited by the subordination provisions); however, a default under this provision will not arise if the Company has properly deferred the interest in connection with an Optional Deferral Period.

(ii) any non-payment of interest, whether due to an Optional Deferral or otherwise, that continues for ten consecutive years or extends beyond the Maturity Date of, or the redemption date for, the Capital Securities, without all accrued and unpaid interest (including Compounded Interest) having been paid in full.

(b) For the avoidance of doubt, Events of Default with respect to the Capital Securities do not include failure to comply with or breach of the Company’s other covenants set forth in Article VI hereof with respect to the Capital Securities (an “Other Covenant Default”).”

2.6 The heading and introductory clause in Section 6.2 (“Certain Restrictions During Optional Deferral Periods or Following a Trigger Event”) immediately prior to clause (a) of Section 6.2 set forth in the Third Supplemental Indenture is hereby amended and restated in its entirety as follows:

“Section 6.2 Certain Restrictions During Optional Deferral Period.

“On any date on which accrued interest through the most recent Interest Payment Date has not been paid in full, whether because of an Optional Deferral or otherwise, the Company will not, and will not permit any subsidiary to:”

2.7 The following definitions set forth in Section 1.1 of the Third Supplemental Indenture are hereby deleted in their entirety and replaced with “[Reserved]”, in each case, in lieu thereof: “Adjusted Shareholders’ Equity Amount”, “Alternative Coupon Satisfaction Mechanism”, “Authorized Control Level RBC”, “Benchmark Quarter”, “Commercially Reasonable Efforts”, “Company Action Level RBC”, “Covered Life Insurance Subsidiaries”, “Covered Life Insurance Subsidiaries’ Most Recent Weighted Average NAIC RBC Ratio”, “Fifth Deferral Anniversary”, “Foregone Interest”, “General Account Admitted Assets”, “Life Insurance Subsidiary”, “Market Disruption Event”, “Model Act”, “NAIC”, “Qualifying Securities”, “Risk-Based Capital Ratio”, “Trailing Four Quarters Consolidated Net Income Amount”, “Total Adjusted Capital”, “Trigger Determination Date”, “Trigger Event” and “Trigger Period.” Any and all other terms defined in the Sixth Supplemental Junior Subordinated Indenture or Capital Securities which are (i) used in any Sections of the Indenture or Capital Securities deleted by any Section of this Sixth Supplemental Junior Subordinated Indenture and (ii) not otherwise used in any other Section of the Indenture or Capital Securities not affected by this Sixth Supplemental Junior Subordinated Indenture, are hereby deleted.

2.8 Any and all references to any Sections of the Indenture or Capital Securities which are deleted by any Section of this Sixth Supplemental Junior Subordinated Indenture, and any and all obligations related solely to such deleted Sections throughout the Sixth Supplemental Junior Subordinated Indenture or Capital Securities, are of no further force or effect. By consenting to the Proposed Amendments, each Holder of the Notes will be deemed to have waived any Event of Default, Other Covenant Default or other default or consequence under the Indenture for failure to comply with the terms of the provisions identified in this Section 2 (whether before or after the date hereof).

SECTION 3. The Reverse of the Capital Securities are hereby amended as follows:

3.1 The tenth and eleventh paragraphs are hereby amended and restated in their entirety as follows:

“So long as no Event of Default has occurred and is continuing under the Indenture, the Company may elect at any time during the term of the Capital Securities, and from time to time, to defer one or more payments of interest on such Capital Securities (an “Optional Deferral” and any such deferred interest, “Optionally Deferred Interest”) for up to five years. During any period of Optional Deferral (an “Optional Deferral Period”), the Company may pay Optionally Deferred Interest out of any source of funds. Optionally Deferred Interest will continue to accrue and compound quarterly on each Interest Payment Date, to the extent permitted by applicable law, at the applicable Coupon Rate. Additionally, during any Optional Deferral Period, the restrictions on payment by the Company of dividends and other distributions on capital stock pursuant to Section 6.2 of the Third Supplemental Junior Subordinated Indenture will apply. There is no limit on the number of Optional Deferral Periods that the Company may begin.

The Company shall provide a notice of any Optional Deferral no more than sixty and no fewer than fifteen days prior to the relevant Interest Payment Date. A notice of Optional Deferral, once given, will be irrevocable and the deferral of payments on the related Interest Payment Date will be considered an Optional Deferral.”

3.2 The twelfth, thirteenth, fourteenth, fifteenth and seventeenth paragraphs are hereby deleted in their entirety.

3.3 The eighteenth paragraph is hereby amended and restated in its entirety as follows:

“No reference herein to the Indenture and no provision of this Capital Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Capital Security at the times, place and rate, and in the coin or currency, herein prescribed.”

SECTION 4. Solely as it relates to the Capital Securities, the last paragraph of Section 3.3 of the Base Indenture is hereby amended by deleting the paragraph in its entirety and substituting the following therefor:

“No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual, facsimile or electronic signature of one of its authorized officers, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.”

SECTION 5. In the event of a conflict or inconsistency between the Indenture and this Sixth Supplemental Junior Subordinated Indenture, the provisions of this Sixth Supplemental Junior Subordinated Indenture shall control. Except as amended and supplemented hereby, the Indenture is hereby ratified, confirmed and reaffirmed in all respects. The Indenture and this Sixth Supplemental Junior Subordinated Indenture shall be read, taken and construed as one and the same instrument with respect to the Capital Securities. In case any provision in this Sixth Supplemental Junior Subordinated Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6. The recitals contained herein shall be taken as the statements of the Company, and the Trustee shall not assume any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Junior Subordinated Indenture. Each of the Company and the Trustee hereby waives any right to trial by jury in any litigation arising from the Indenture. Each of the Company and the Trustee agrees that the federal or state courts in the city, county and state of New York shall have non-exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes which may arise out of or in connection with the Indenture and that, accordingly, any legal action or proceedings arising out of or in connection with the Indenture and for such purposes, each of the Company and the Trustee irrevocably submits to the non-exclusive jurisdiction of those courts.

SECTION 7. This Sixth Supplemental Junior Subordinated Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be constructed in accordance with the laws of said State applicable to contracts made and to be performed entirely within said State.

SECTION 8. The parties may sign multiple counterparts of this Sixth Supplemental Junior Subordinated Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement. Execution and delivery of the signature page to this Sixth Supplemental Junior Subordinated Indenture may be effected via electronic transmission and shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper- based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 9. The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”), given pursuant to the Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such

Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Junior Subordinated Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

LINCOLN NATIONAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title: